Exhibit 99.(h)(ii)

Execution Version

Calamos ETF Trust

2020 Calamos Court

Naperville

IL 60563

December 21, 2022

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Scott Shirrell, Vice President

Re:	Calamos ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust is incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and has established those new series of shares identified under its name on Exhibit A hereto (each a “Portfolio”).

In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of 21st day of March, 2014, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust, on behalf of itself and each Portfolio, hereby requests that State Street act as Transfer Agent for it and its Portfolios under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

CALAMOS ETF TRUST
on behalf of:
CALAMOS ANTETOKOUNMPO GLOBAL SUSTAINABLE EQUITIES ETF

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael A. Foutes
Name:	Michael A. Foutes
Title:	Senior Vice President, Duly Authorized
Effective Date: January 1, 2023

EXHIBIT A

Schedule A

LIST OF PORTFOLIOS

Calamos ETF Trust

Calamos Antetokounmpo Global Sustainable Equities ETF

EXHIBIT B

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF If ANY

CALAMOS ADVISORS TRUST

CALAMOS GROWTH AND INCOME PORTFOLIO	36-7271106

CALAMOS ETF TRUST
Calamos Antetokounmpo Global Sustainable Equities ETF	88-4166679

CALAMOS INVESTMENT TRUST
Calamos Convertible Fund	36-3316238
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Global Convertible Fund	47-2271491
Calamos Global Equity Fund	20-8166626
Calamos Global Opportunities Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos Hedged Equity Fund	47-2255361
Calamos High Income Opportunities Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Market Neutral Income Fund	36-3723358
Calamos Select Fund	22-3848966
Calamos Phineus Long/Short Fund	47-5668954
Calamos Total Return Bond Fund	20-8872705
Calamos Short-Term Bond Fund	83-0775729
Calamos Timpani Small Cap Growth Fund	83-3325222
Calamos Timpani SMID Growth Fund	83-4647954
Calamos Global Sustainable Equities Fund	87-3159402
Calamos International Small Cap Growth Fund	87-4563290

CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST
Calamos Antetokounmpo Sustainable Equities Fund	88-3877464

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND	03-0426532

CALAMOS CONVERTIBLE AND HIGH INCOME FUND	02-0683363

CALAMOS STRATEGIC TOT AL RETURN FUND	04-3785941

CALAMOS GLOBAL TOTAL RETURN FUND	20-3377281

CALAMOS GLOBAL DYNAMIC INCOME FUND	20-8819776

CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND	47-1549409

CALAMOS LONG/SHORT EQUITY & DYNAMIC INCO ME TRUST	82-2860404